Exhibit 23.2

WILLIAM G. TIMMINS

1016 – 475 Granville  Street

Vancouver, B.C.

604-682-5281

CONSENT OF AUTHOR

To:

United States Securities and Exchange Commission

I, William G. Timmins, P.Geo., do hereby consent to the filing, with the regulatory authorities referred to above, of the technical report titled “Geology Report on Ruby Creek Claims” dated February 15, 2006 (the “Technical Report”), and to the written disclosure of the Technical Report and of extracts from or a summary of the Technical Report in the written disclosure in the Form SB-2 Registration Statement of Plaza Resources Inc.

I hereby certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in the Form SB-2 Registration Statement of Plaza Resources Inc.

DATED:  December 7, 2006

   “William G. Timmins”

[Seal of Stamp of Qualified Person]

_____________________________________________

William G. Timmins